UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	85-0404134
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

      Securities Act registration statement file number to which this form relates: 333-111784

      Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

8.00% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share	The New York Stock Exchange

      Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN
REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The title of the preferred stock of the Registrant to be registered hereunder is 8.00% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”). A description of the Series C Preferred Stock is contained in the Registrant’s filing under Rule 424(b)(2) of a Prospectus Supplement on March 21, 2005, under the caption “Description of Series C Preferred Stock,” which description is incorporated herein by reference, relating to the Company’s registration statement (No. 333-111784) on Form S-3 filed with the SEC on January 8, 2004 and declared effective on January 21, 2004.

Item 2. Exhibits

The documents listed below are filed as exhibits to this registration statement on Form 8-A:

3.1	Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s registration statement on Form S-11, which went effective on June 18, 1993)

3.1.1	Articles of Amendment to Articles of Incorporation dated June 29, 1995 (incorporated herein by reference to Exhibit 3.1 filed with the registrant’s quarterly report for the quarter ended June 30, 1995)

3.1.2	Form of Articles Supplementary for 9.68% Series A Cumulative Convertible Preferred Stock, dated January 21, 1997 (incorporated herein by reference to Exhibit 3.1.2 filed with the registrant’s registration statement on Form 8-A on January 17, 1997)

3.1.3	Amendment to Articles of Incorporation dated April 27, 2000 (incorporated herein by reference to Exhibit 3.1.3 filed on May 8, 2000 with the registrant’s quarterly report for the quarter ended March 31, 2000)

3.1.4	Form of Articles Supplementary for Series B Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1.4 filed on March 28, 2001 with the registrant’s annual report on Form 10-K for the year ended December 31, 2000)

3.1.5	Amendment to Articles of Incorporation dated April 29, 2002 (incorporated herein by reference to Exhibit 3.1.5 filed on May 14, 2002 with the registrant’s quarterly report for the quarter ended March 31, 2002)

3.1.6	Articles Supplementary of the Registrant relating to the 8.00% Series C Cumulative Redeemable Preferred Stock, dated March 18, 2005 (filed herewith).

3.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2.3 filed with the registrant’s registration statement on Form S-3 filed on August 2, 2004)

4.7	Form of stock certificate evidencing the 8.00% Series C Cumulative Redeemable Preferred Stock of the Registrant, par value $.01 per share (filed herewith).

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed o nits behalf by the undersigned, thereto duly authorized.

THORNBURG MORTGAGE, INC.
(Registrant)

Date March 21, 2005	By	/s/ Garrett Thornburg
(Signature)

Name: Garrett Thornburg Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit	Description

3.1	Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s registration statement on Form S-11, which went effective on June 18, 1993)

3.1.1	Articles of Amendment to Articles of Incorporation dated June 29, 1995 (incorporated herein by reference to Exhibit 3.1 filed with the registrant’s quarterly report for the quarter ended June 30, 1995)

3.1.2	Form of Articles Supplementary for 9.68% Series A Cumulative Convertible Preferred Stock, dated January 21, 1997 (incorporated herein by reference to Exhibit 3.1.2 filed with the registrant’s registration statement on Form 8-A on January 17, 1997)

3.1.3	Amendment to Articles of Incorporation dated April 27, 2000 (incorporated herein by reference to Exhibit 3.1.3 filed on May 8, 2000 with the registrant’s quarterly report for the quarter ended March 31, 2000)

3.1.4	Form of Articles Supplementary for Series B Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1.4 filed on March 28, 2001 with the registrant’s annual report on Form 10-K for the year ended December 31, 2000)

3.1.5	Amendment to Articles of Incorporation dated April 29, 2002 (incorporated herein by reference to Exhibit 3.1.5 filed on May 14, 2002 with the registrant’s quarterly report for the quarter ended March 31, 2002)

3.1.6	Articles Supplementary of the Registrant relating to the 8.00% Series C Cumulative Redeemable Preferred Stock, dated March 18, 2005 (filed herewith).

3.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2.3 filed with the registrant’s registration statement on Form S-3 filed on August 2, 2004)

4.7	Form of stock certificate evidencing the 8.00% Series C Cumulative Redeemable Preferred Stock of the Registrant, par value $.01 per share (filed herewith).